Exhibit 10(56)

July 20, 1999

Mr. Charles Carnaval
44 Ambrose Avenue
Malverne, NY 11565

Dear Charles:

On behalf of Tower Air, Inc. and in confirmation of our recent discussions, I am pleased to extend to you the following offer of full-time employment.

Title of Position:	Chief Financial Officer & Vice President Finance

Directly Reports to:	Chairman & CEO

Compensation:	a) Annual Base Salary - $225,000 per year with a salary increase of $25,000 after one year of successful performance

b) Review of annual salary as of the second year of start date of employment

c) Stock Option Grants: Options will be exercisable at the price as of the date of the Grant

1) 25,000 upon commencement of employment

2) 25,000 additional options after 6 months of employment, based on performance

3) 50,000 additional options after one year of employment

Benefits:	a) Medical/Dental - Immediate participation (waiting periods waived)

b) 401(k) Savings Plan - Immediate participation (waiting periods waived)

c) Participation in all other Company benefit plans in which corporate officers are entitled to participate (ie, Executive Incentive Program)

Severence: Should your employment be terminated by the Company for reasons other than cause, the Company will pay you six months’ salary as severance pay. You will be entitled to no other payments or benefits as a consequence of the termination of your employment, except as specified in this paragraph or otherwise required by law. For the purposes of this Letter Agreement, “cause” shall be defined as willful failure to follow instructions of a significant nature or conduct that is criminal, fraudulent or grossly negligent.

Start Date: August 23, 1999, subject to satisfactory reference and background checks, which should be accomplished by July 23, 1999, and if delayed, start date will be adjusted

b) 401(k) Savings Plan - Immediate participation (waiting periods waived)

We look forward to welcoming you to the Tower Air family.

Very truly yours,

Morris K. Nachtomi
Chairman & CEO

The above is agreed and consented to:

Charles Carnaval